UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2006

VISIPHOR CORPORATION

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	000-30090 (Commission File Number)	None (IRS Employer Identification No.)

Suite 1100 – 4710 Kingsway
Burnaby, British Columbia
Canada V5H 4M2

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 684-2449

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01

Regulation FD Disclosure.

Attached as Exhibit 99.1 to this report is a press release dated January 17, 2006.  Such exhibit is being furnished pursuant to this Item 7.01, and shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

Item 9.01

Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.

Description

99.1

Press Release dated January 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISIPHOR CORPORATION

Date: January 17, 2006

By:

/s/ ‘Wayne Smith’

Wayne Smith

Chief Operating Officer & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.

DESCRIPTION

99.1

Press Release dated January 17, 2006.

EXHIBIT 99.1

VISIPHOR COMPLETES INTEGRATION OF SUBSIDIARY – REALIZES SIGNIFICANT EXPENSE REDUCTIONS

VANCOUVER, CANADA, January 17, 2006 – Visiphor Corporation (“Visiphor” or the “Company”) (OTCBB: VISRF; TSX-V: VIS; DE: IGYA) is pleased to announce today that further to its news release of November 21, 2005 it has completed the integration of its operations with those of its newly acquired subsidiary, Sunaptic Solutions Incorporated (“Sunaptic”). Through the integration process the Company was able to streamline operations and achieve operational efficiencies that include the elimination of 16 employee positions. These measures represent a reduction in expenses in excess of $1 million on an annualized basis. The company will be taking a restructuring charge of $102,000 during the first quarter of 2006 for severance costs associated with the staff reductions.

“We are very pleased with the smoothness with which the integration has proceeded. The benefits of the Visiphor-Sunaptic combination are proving to be even stronger than we had originally anticipated” said Visiphor President and CEO Roy Trivett. “The cost savings we have realized through the increased efficiencies will allow us to expand our sales and marketing efforts during 2006. Our focus is on increasing sales revenues and producing strong bottom-line results for our stakeholders.”

In connection with the acquisition, the Company has granted common share purchase options to the employees of Sunaptic that have joined Visiphor. Included in this option grant are a total of 600,000 options granted to two new officers of the Company at an exercise price of $0.45 with an expiry date of January 5, 2009. One third of these options will vest immediately, one third will vest one year from the date of grant, and the final third will vest two years from the date of grant. The option grants are subject to shareholder approval at the company’s Annual General Meeting on or about May 8, 2006.

About Visiphor

Visiphor software products and consulting services deliver practical, rapidly deployable solutions that integrate business processes and databases. The company’s solutions focus on disparate process and data management problems that exist in government, law enforcement, security, health care and financial services. Using industry standard Web Services and Service Oriented Architecture (SOA), Visiphor delivers a secure and economical approach to true, real-time application interoperability.

The company’s flagship product, the Briyante Integration Environment (BIE), has a production-proven ability to reduce the time, complexity, and risk associated with defining, implementing, and supporting integrated access to physically and technologically disparate computers and datasets. The broad ranging applicability of BIE into a variety of areas (e.g. health care, financial services, government services, telecommunications, etc.) has been clearly demonstrated by highly successful deployments in the United States and Canada. Visiphor systems are utilized in Canada, the United Kingdom, United States, Mexico and the Far East. The company is a Microsoft Gold Certified Partner. For information about Visiphor or the company’s products and services, please refer to www.visiphor.com.

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ON BEHALF OF THE BOARD OF DIRECTORS

“Roy Trivett”
President and CEO, Visiphor Corporation

Media Inquiries:

Eric Westra - Manager, Marketing & Communications

Visiphor Corporation

Phone: +1-604-684-2449 Ext. 226

E-mail: eric.westra@visiphor.com

Investor Inquiries:

Rick Peterson – VP Capital Markets

Visiphor Corporation

Phone: +1-604-684-2883

E-mail: rick.peterson@visiphor.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Visiphor Corporation’s Form 10-KSB filed with the United States Securities and Exchange Commission.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.